Exhibit 99.1

AÉROPOSTALE REPORTS RECORD THIRD QUARTER 2010 AND NOVEMBER SALES RESULTS

New York, New York, December 1, 2010 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for young women and men, today reported results for the third quarter ended October 30, 2010 and total net sales for the four-week period ended November 27, 2010.

Third Quarter Results
Diluted net earnings for the third quarter of fiscal 2010 were $0.63 per diluted share, which includes a previously disclosed after-tax charge of approximately $3.9 million, or $0.04 per diluted share, resulting from the related third quarter retirement plan payment to its Chairman and former Chief Executive Officer.  The Company reported net earnings of $0.61 per diluted share in the third quarter last year.

For the third quarter of fiscal 2010, total net sales increased 6% to $602.8 million, from $567.8 million in the year ago period. Same store sales for the third quarter were essentially flat, compared to a same store sales increase of 10% last year.  Total net sales for the Company’s e-commerce business for the third quarter of fiscal 2010 increased 17% to $38.3 million, from $32.6 million in third quarter last year.

Thomas P. Johnson, Chief Executive Officer, said, “We are very pleased to deliver third quarter earnings at the high-end of our initial guidance. Our ability to navigate effectively through the challenging and promotional environment truly underscores the power and flexibility of our promotional specialty store model.”

November Sales Results
Total net sales for the four-week period ended November 27, 2010 increased 7% to $243.8 million, from $228.0 million for the four-week period ended November 28, 2009. The Company’s same store sales decreased 1% for the month, compared to a same store sales increase of 7% in the year ago period.

The Company stated that it experienced a mid-single digit same store sales increase on the Friday after Thanksgiving Day. The Company also stated, however, that sales trends decelerated significantly for the remainder of the Thanksgiving Day weekend.

Fourth Quarter Guidance
The Company announced its earnings guidance for the fourth quarter of fiscal 2010.  The Company expects earnings in the range of $0.94 to $0.96 per diluted share for the fourth quarter.  The Company achieved diluted earnings per share of $0.99 in the fourth quarter last year.

Store Growth and Capital Spending for Fiscal 2011
For fiscal 2011 the Company plans to invest approximately $70.0 million to open approximately 30 Aéropostale stores, approximately 20 P.S. from Aéropostale stores, approximately 50 store remodels, in addition to certain information technology investments. This compares to capital expenditures of approximately $96.0 million in fiscal 2010.

Discontinuation of Monthly Sales Reporting
Beginning in Fiscal 2011, the Company will discontinue monthly sales reporting. Sales and earnings will be reported in conjunction with the quarterly earnings announcement.

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M EDT to review its third quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com and www.fulldisclosure.com.  To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 7 to 12 year-old kids through its P.S. from Aéropostale™ stores. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale™ products can be purchased in P.S. from Aéropostale™ stores and online at www.ps4u.com. The Company currently operates 908 Aéropostale stores in 49 states and Puerto Rico, 59 Aéropostale stores in Canada and 47 P.S. from Aéropostale stores in 13 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 30, 2010	January 30, 2010	October 31, 2009

ASSETS
Current Assets:
Cash and cash equivalents	$239,457	$346,976	$285,627
Merchandise inventory	239,391	132,915	221,516
Other current assets	68,098	50,126	43,236
Total current assets	546,946	530,017	550,379

Fixtures, equipment and improvements, net	293,409	251,558	262,331

Other assets	7,009	10,734	16,128

TOTAL ASSETS	$847,364	$792,309	$828,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$142,572	$90,850	$144,564
Accrued expenses	90,537	150,990	122,052
Total current liabilities	233,109	241,840	266,616

Other non-current liabilities	117,637	115,980	113,773

Stockholders’ equity	496,618	434,489	448,449

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$847,364	$792,309	$828,838

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	13 weeks ended
	October 30, 2010		October 31, 2009
		% of sales		% of sales

Net sales	$602,756	100.0%	$567,838	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	382,169	63.4	344,921	60.7

Gross profit	220,587	36.6	222,917	39.3

Selling, general and administrative expenses	124,285	20.6	117,236	20.6

Income from operations	96,302	16.0	105,681	18.7

Interest (expense) income	(10)	0.0	27	0.0

Income before income taxes	96,292	16.0	105,708	18.7

Income taxes	37,757	6.3	43,079	7.6

Net income	$58,535	9.7%	$62,629	11.1%

Basic earnings per share	$0.64		$0.62

Diluted earnings per share	$0.63		$0.61

Weighted average basic shares	91,954		100,322

Weighted average diluted shares	92,916		101,987

STORE DATA:

Comparable store sales increase	0%		10%

Stores open at end of period	1,002		945

Total square footage at end of period	3,635,623		3,398,307

Average square footage during period	3,596,645		3,380,722

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	39 weeks ended
	October 30, 2010		October 31, 2009
		% of sales		% of sales

Net sales	$1,561,103	100.0%	$1,428,882	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	973,067	62.3	892,383	62.5

Gross profit	588,036	37.7	536,499	37.5

Selling, general and administrative expenses	345,115	22.1	312,964	21.9

Income from operations	242,921	15.6	223,535	15.6

Interest (expense) income	(50)	0.0	153	0.0

Income before income taxes	242,871	15.6	223,688	15.6

Income taxes	95,352	6.1	90,795	6.4

Net income	$147,519	9.5%	$132,893	9.2%

Basic earnings per share	$1.58		$1.32

Diluted earnings per share	$1.57		$1.30

Weighted average basic shares	93,113		100,683

Weighted average diluted shares	94,150		102,039

STORE DATA:

Comparable store sales increase	3%		11%

Average square footage during period	3,520,770		3,333,693